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                                  EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in Post Effective Amendment Number 19 to Registration Statement Number 2-8439 on Form S-3 dated November 10, 1983, Post Effective Amendment Number 1 to Registration Statement Number 33-18316 on Form S-8 dated December 14, 1987, Registration Statement Number 33-65165 on Form S-3 dated February 2, 1996 and the Related Prospectuses of our report to the consolidated financial statements included in this Annual Report on Form 10-K of Atlas Corporation for the year ended December 31, 1998.



HORWATH GELFOND HOCHSTADT PANGBURN & CO.


Denver, Colorado
April 13, 1999


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